UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2015

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2015, JSA HealthCare Corporation (“JSA”), a subsidiary of the HealthCare Partners division of DaVita HealthCare Partners Inc. (the “Company”), received a subpoena from the Office of Inspector General, U.S. Department of Health and Human Services.

The Company has been advised by an attorney with the Civil Division of the United States Department of Justice in Washington, D.C., that the subpoena relates to an ongoing civil investigation concerning Humana’s and its service providers’ risk adjustment practices and data, including identification and verification of patient diagnoses and factors used in making the diagnoses.

The subpoena requests documents and information for the period from January 1, 2008 through December 31, 2013, for all Humana Medicare Advantage Plans for which JSA provided services. It also requests information regarding JSA’s communications with Humana about patient diagnoses as they relate to Humana Medicare Advantage plans generally, and more specifically as related to two Florida physicians with whom JSA previously contracted.

The Company intends to cooperate with the government’s investigation. In that regard, the Company intends to meet with representatives of the government to discuss the scope of the subpoena and the production of responsive documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.
Date: March 23, 2015
/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer